Exhibit 99.1

P R E S S   R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEX REPORTS THIRD QUARTER FISCAL 2016 RESULTS

•      All-time highest quarterly adjusted EPS for the Company at $0.35

•      Adjusted operating margin expands at 3.5%, increasing 60 basis points year-over-year

•      Adjusted operating income tops guidance at $236 million

•      Strong free cash flow generation of $158 million

•      Maintains commitment to return shareholder value

San Jose, CA, January 28, 2016 — Flex (NASDAQ: FLEX), a leading sketch-to-scale™ solutions company that designs and builds intelligent products for a connected world, today announced results for its third quarter ended December 31, 2015:

	Three Month Periods Ended
	December 31,	September 25,	December 31,
(US$ in millions, except EPS)	2015	2015	2014
Net sales	$6,763	$6,317	$7,025
Adjusted operating income	$236	$196	$207
GAAP operating income	$212	$180	$193
Adjusted net income	$196	$153	$175
GAAP net income	$149	$123	$153
Adjusted EPS	$0.35	$0.27	$0.30
GAAP EPS	$0.27	$0.22	$0.26

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Third Quarter Fiscal 2016 Results of Operations

Flex’s net sales for the third quarter ended December 31, 2015 were approximately $6.8 billion, at the high end of its previously provided revenue guidance range of $6.2 billion to $6.8 billion. The Company’s adjusted earnings per diluted share of $0.35 was above the Company’s previously provided guidance range of $0.28 to $0.34 and represents the all - time highest quarterly adjusted EPS for the Company.

Third quarter adjusted operating income increased 20% sequentially, and 14% year-over-year, to $236 million and was above the guidance range of $195 to $235 million. Adjusted operating margin expanded 40 basis points sequentially, and 60 basis points year-over-year, to 3.5%.

“We continue to position our company as a leader in the IoT space and our third quarter demonstrated sequential growth across all four of our business groups resulting from new programs and an improving engagement model,” said Mike McNamara, chief executive officer at Flex. “Operating margins improved both sequentially and year-over-year, a testament to the stronger value proposition we are delivering to our customers.”

“Our adjusted earnings per diluted share were $0.35 this quarter, representing an all-time high for the Company and we generated $278 million in cash flow from operations and $158 million in free cash flow during the quarter,” said Chris Collier, chief financial officer at Flex. “Our consistent free cash flow generation reflects our strong discipline and execution and enables our consistent stock repurchase.”

Guidance

For the fourth quarter ending March 31, 2016, revenue is expected to be in the range of $5.5 to $6.1 billion and adjusted EPS is expected to be in the range of $0.25 to $0.31 per diluted share.

GAAP earnings per share is expected to be lower than the adjusted EPS guidance provided herein by approximately $0.07 per diluted share for estimated intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by the Flex management team will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the third quarter ended December 31, 2015. The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flex

Flextronics International Ltd. (Reg. No. 199002645H) is a leading sketch-to-scale™ solutions company that designs and builds intelligent products for a connected world. With approximately 200,000 professionals across 30 countries and a promise to help the world Live smarter™, the company provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes in various industries and end-markets. For more information, visit www.flextronics.com or follow us on Twitter @Flextronics.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities law including statements related to the future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; that the expected revenue and margins from recently launched programs may not be realized; that recently proposed changes in tax laws in certain jurisdictions where we operate may materially impact our tax expense, and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	December 31, 2015	September 25, 2015	December 31, 2014
GAAP:
Net sales	$6,763,177	$6,316,762	$7,025,054
Cost of sales	6,310,710	5,919,846	6,616,397
Gross profit	452,467	396,916	408,657
Selling, general and administrative expenses	240,617	216,796	215,993
Operating income	211,850	180,120	192,664
Intangible amortization	19,319	16,127	8,045
Interest and other, net	21,566	22,035	9,035
Other charges (2)	44,415	1,678	5,067
Income before income taxes	126,550	140,280	170,517
Provision for (benefit from) income taxes	(22,360)	17,303	17,618
Net income	$148,910	$122,977	$152,899

EPS:
Net income:
GAAP	$0.27	$0.22	$0.26
Non-GAAP	$0.35	$0.27	$0.30

Diluted shares used in computing per share amounts	560,996	569,655	587,201

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

SCHEDULE II

FLEX

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

	Three Month Periods Ended
	December 31, 2015	September 25, 2015	December 31, 2014
GAAP gross profit	$452,467	$396,916	$408,657
Stock-based compensation expense	2,407	2,015	2,083
Non-GAAP gross profit	$454,874	$398,931	$410,740
GAAP SG&A Expenses	$240,617	$216,796	$215,993
Stock-based compensation expense	21,826	14,185	12,136
Non-GAAP SG&A Expenses	$218,791	$202,611	$203,857
GAAP operating income	$211,850	$180,120	$192,664
Stock-based compensation expense	24,233	16,200	14,219
Non-GAAP operating income	$236,083	$196,320	$206,883
GAAP provision for (benefit from) income taxes	$(22,360)	$17,303	$17,618
Intangible amortization benefit	1,131	2,355	224
Tax benefit on intangible assets (3)	39,324	—	—
Non-GAAP provision for income taxes	$18,095	$19,658	$17,842
GAAP net income	$148,910	$122,977	$152,899
Stock-based compensation expense	24,233	16,200	14,219
Intangible amortization	19,319	16,127	8,045
Other charges (2)	44,415	—	—
Adjustments for taxes (3)	(40,455)	(2,355)	(224)
Non-GAAP net income	$196,422	$152,949	$174,939
EPS:
Net income:
GAAP	$0.27	$0.22	$0.26
Non-GAAP	$0.35	$0.27	$0.30

SCHEDULE III

FLEX

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2015	March 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,634,194	$1,628,408
Accounts receivable, net	2,584,909	2,337,515
Inventories	3,490,733	3,488,752
Other current assets	1,246,768	1,286,225
Total current assets	8,956,604	8,740,900

Property and equipment, net	2,239,921	2,092,167
Goodwill and other intangible assets, net	1,317,017	415,175
Other assets	535,976	417,382
Total assets	$13,049,518	$11,665,624

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings and current portion of long-term debt	$65,536	$46,162
Accounts payable	4,802,194	4,561,194
Other current liabilities	2,284,541	2,148,867
Total current liabilities	7,152,271	6,756,223

Long-term debt, net of current portion:
Revolving credit facility	—	—
4.625% Notes (due 2020)	500,000	500,000
5.000% Notes (due 2023)	500,000	500,000
4.750% Notes (due 2025)	595,494	—
Term Loans	1,080,000	1,027,500
Other long-term debt	65,980	10,071
Other liabilities	577,341	475,580

Total shareholders’ equity	2,578,432	2,396,250

Total liabilities and shareholders’ equity	$13,049,518	$11,665,624

SCHEDULE IV

FLEX

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine-Month Periods Ended
	December 31, 2015	December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$382,737	$465,689
Depreciation, amortization and other impairment charges	381,949	404,260
Changes in working capital and other	175,086	(200,525)
Net cash provided by operating activities	939,772	669,424
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(418,561)	(254,970)
Proceeds from the disposition of property and equipment	4,627	90,576
Acquisition and divestiture of businesses, net of cash acquired and cash held in divested business	(900,242)	(58,132)
Other investing activities, net	1,397	(11,517)
Net cash used in investing activities	(1,312,779)	(234,043)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	755,684	234,523
Repayments of bank borrowings and long-term debt	(40,706)	(251,337)
Payments for repurchases of ordinary shares	(331,690)	(290,752)
Net proceeds from issuance of ordinary shares	52,950	12,341
Other financing activities, net	(49,742)	(29,135)
Net cash provided by (used in) financing activities	386,496	(324,360)
Effect of exchange rates on cash and cash equivalents	(7,703)	2,472
Net increase in cash and cash equivalents	5,786	113,493
Cash and cash equivalents, beginning of period	1,628,408	1,593,728
Cash and cash equivalents, end of period	$1,634,194	$1,707,221

SCHEDULE V

FLEX AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1) To supplement Flex’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•      the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•      the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•      a better understanding of how management plans and measures the Company’s underlying business; and

•      an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

For the third quarter ended December 31, 2015, Free Cash Flow was $158 million consisting of GAAP net cash flows from operating activities of $278 million less purchases of property and equipment, net of proceeds from dispositions, of $120 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2)   Includes $25 million of non-cash foreign currency translation loss attributable to a non-strategic Western European manufacturing facility we sold during the quarter and $22 million impairment of a non-core investment.

(3)   Includes a $39 million benefit for the release of valuation allowances on certain of our deferred tax assets resulting from our acquisition of the NEXTracker business during the current quarter.